Registration Statement No. 333-___________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                           JAMES MONROE BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Virginia                                          54-1941875
(State or Other Jurisdiction of                       (IRS Employer I.D. Number)
 Incorporation or Organization)


                3033 Wilson Boulevard, Arlington, Virginia 22201
               (Address of Principal Executive Offices) (Zip Code)


                JAMES MONROE BANCORP, INC. 1998 STOCK OPTION PLAN
                              (Full Title of Plan)


                           John R. Maxwell, President
                           James Monroe Bancorp, Inc.
                              3033 Wilson Boulevard
                            Arlington, Virginia 22201
                                  703.524.8100
           (Name, Address, and Telephone Number of Agent for Service)


                                   Copies to:

                             David H. Baris, Esquire
                             Noel M. Gruber, Esquire
                         Kennedy, Baris & Lundy, L.L.P.
                                   Suite P-15
                               4701 Sangamore Road
                            Bethesda, Maryland 20816

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
    Title of                             Proposed Maximum         Proposed Maximum
Securities to be      Amount to be         Offering per          Aggregate Offering          Amount of
   Registered         Registered(1)          Share(2)               Price(1)              Registration Fee
-----------------------------------------------------------------------------------------------------------
  Common Stock,
 $1.00 par value         91,880               $13.57                1,018,970.20              $254.74
-----------------------------------------------------------------------------------------------------------

(1) Represents the aggregate exercise prices of the outstanding options to which this Registration Statement relates, plus the average of the bid and asked prices for the common stock as of May 7, 2001, with respect to the shares subject to options remaining to be issued, in accordance with the provisions of Rule 457(h)(1) under the Securities Act of 1933.

(2) Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933 solely for purposes of calculating the registration fee, based upon the exercise price of outstanding options to purchase common stock and, with respect to unissued options and, the average of the bid and ask prices for the common stock on May 14, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with Securities and Exchange Commission are hereby incorporated by reference herein:

         (1) James Monroe Bancorp, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000;

         (2) James Monroe Bancorp, Inc.'s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001;

         (3) The description of James Monroe Bancorp, Inc.'s Common Stock contained in its Registration Statement on Form 8-A filed April 30, 2001; and

         (4) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by James Monroe Bancorp, Inc. since the end of the year covered in its Annual Report referred to in (1) above.

         All documents filed by James Monroe Bancorp, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby shall have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         As the securities to be issued pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation of James Monroe Bancorp provide that James Monroe Bancorp shall indemnify its officers and directors against all claims, liabilities, judgments, settlements, costs and expenses (including attorney's fees) resulting from any action suit, proceeding or claim to which such person is a party as a result of having been an officer or director if not grossly negligent in such person's actions, such person conducted himself in good faith and believed (a) in the case of such person's official capacity, that his conduct was in the best interests of the corporation, (b) in all other cases that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful. The indemnification provided by the Articles of Incorporation is not exclusive of any right to indemnification which any person may be entitled to under any bylaw, resolution, agreement, vote of stockholders or provision of law. No indemnification may be made where indemnification would be in violation of Virginia law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         As no restricted securities are to be reoffered or resold pursuant to this registration statement, this item is inapplicable.


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

ITEM 8.  EXHIBITS.

Exhibit Number                      Description
--------------                      -----------

4        James Monroe Bancorp, Inc. 1998 Stock Option Plan (1)

5        Opinion of Kennedy, Baris & Lundy, L.L.P.

23(a)    Consent of Kennedy, Baris & Lundy, L.L.P., included in Exhibit 5

23(b)    Consent of Yount, Hyde & Barbour, P.C.

23(c)    Consent of Keller Bruner & Company, LLC
---------------------
(1) Incorporated by reference to Exhibit 10(b) to registrant's registration statement (No. 333.38098) on Form SB-2.

ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes that it will:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) for determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, State of Virginia, on May 9, 2001.

                                        JAMES MONROE BANCORP, INC.



May 9, 2001                             By:  /s/ John R. Maxwell
                                            ------------------------------------
                                                John R. Maxwell, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                            TITLE                                   DATE

 /s/ Fred A. Burroughs, III                        Director                                        May 9, 2001
---------------------------------------------
Fred A. Burroughs, III


 /s/ Dr. Terry L. Collins                          Director                                        May 9, 2001
---------------------------------------------
Dr. Terry L. Collins


 /s/ Norman P. Horn                                Director                                        May 9, 2001
---------------------------------------------
Norman P. Horn

 /s/ Dr. David C. Karlgaard                        Director                                        May 9, 2001
---------------------------------------------
Dr. David C. Karlgaard


 /s/ Richard I. Linhart                            Director, Chief Operating Officer, Secretary    May 9, 2001
---------------------------------------------      (Principal Accounting and Financial Officer)
Richard I. Linhart


/s/ Richard C. Litman                              Director                                        May 9, 2001
---------------------------------------------
Richard C. Litman

 /s/ John R. Maxwell                               President, Chief Executive Officer              May 9, 2001
---------------------------------------------      and Director (Principal Executive Officer)
John R. Maxwell


                                                   Director                                        May __, 2001
---------------------------------------------
Dr. Alvin E. Nashman




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

 /s/ Helen L. Newman                               Director                                        May 9, 2001
---------------------------------------------
Helen L. Newman

 /s/ Thomas L. Patterson                           Director                                        May 9, 2001
---------------------------------------------
Thomas L. Patterson

/s/ David W. Pijor                                 Chairman of the Board of Directors              May 9, 2001
---------------------------------------------
David W. Pijor

 /s/ Russell E. Sherman                            Director                                        May 9, 2001
---------------------------------------------
Russell E. Sherman

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